UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 20, 2009

VISTA DORADA CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-141641	98-0536305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1694 Falmount Road, Suite 147 Centerville, Massachusetts	02632-2933
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 362-4420

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 18, 2009, Vista Dorada Corp. (the “Company”) effected a one (1) for two (2) reverse split together with a corresponding reduction (from 200,000,000 to 100,000,000) in the number of authorized shares of the Company’s Common Stock.

The Reverse Split was duly approved by the Board of Directors of the Company on May 5, 2009 without shareholder approval in accordance with the authority conferred by Section 78.207 of the Nevada Revised Statutes. The reverse split was effected by filing a Certificate of Change pursuant to Section 78.209 of the Nevada Revised Statutes (the “Certificate of Change”) with the Nevada Secretary of State. A copy of the Certificate of Change is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Pursuant to the reverse split, holders of the Company's common stock are deemed to hold one (1) whole post-split share of the Company’s common stock for every two (2) whole shares of the Company’s issued and outstanding common stock as classified immediately prior to the effective date of the reverse split.  No fractional shares of the Company’s common stock will be issued in connection with the reverse split.  Shareholders who are entitled to a fractional post-split share will receive in lieu thereof one (1) whole post-split share.

As a result of the reverse stock split on May 20, 2009, the company will begin trading under the new symbol “VIDR” on the OTCBB.  The company previously traded under the symbol “VDOR”.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits.

Exhibit
No.	Description
3.1	Certificate of Change filed with the Nevada Secretary of State

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA DORADA CORP.

Date: May 20, 2009	By:	/s/ John J. Lennon
John J. Lennon
Chief Executive Officer
(Duly Authorized Officer)